FOR IMMEDIATE RELEASE	Exhibit 99.1
METTLER-TOLEDO INTERNATIONAL INC. REPORTS
FOURTH QUARTER 2022 RESULTS

COLUMBUS, Ohio, USA – February 9, 2023 – Mettler-Toledo International Inc. (NYSE: MTD) today announced fourth quarter results for 2022. Provided below are the highlights:

•Reported sales increased 2% compared with the prior year. In local currency, sales increased 9% in the quarter as currency reduced sales growth by 7%.

•Net earnings per diluted share as reported (EPS) were $11.86, compared with $9.94 in the prior-year period. Adjusted EPS was $12.10, an increase of 15% over the prior-year amount of $10.53. Adjusted EPS is a non-GAAP measure, and a reconciliation to EPS is included on the last page of the attached schedules.

Fourth Quarter Results

Patrick Kaltenbach, President and Chief Executive Officer, stated, “We finished the year with excellent sales growth in the fourth quarter, and benefited from very good broad-based growth across geographic regions and product categories. We were particularly pleased with the strong execution from our team as we capitalized on our sophisticated sales and marketing programs and innovative product portfolio. Strong sales growth, combined with benefits from our margin initiatives and good cost control contributed to excellent growth in Adjusted Operating Profit and Adjusted EPS, offsetting very significant currency headwinds.”

GAAP Results
EPS in the quarter was $11.86, compared with the prior-year amount of $9.94.

Compared with the prior year, total reported sales increased 2% to $1.058 billion. By region, reported sales increased 8% in the Americas, decreased 3% in Europe and decreased 1% in Asia/Rest of World. Earnings before taxes amounted to $325.0 million, compared with $286.0 million in the prior year.

Non-GAAP Results
Adjusted EPS was $12.10, an increase of 15% over the prior-year amount of $10.53.

Compared with the prior year, total sales in local currency increased 9% as currency reduced sales growth by 7%. By region, local currency sales increased 8% in the Americas, 9% in Europe and 9% in Asia/Rest of World. Adjusted Operating Profit amounted to $358.6 million, a 12% increase from the prior-year amount of $319.1 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Full Year Results

GAAP Results
EPS was $38.41, compared with the prior-year amount of $32.78.

Compared with the prior year, total reported sales increased 5% to $3.920 billion. By region, reported sales increased 11% in the Americas, decreased 5% in Europe and increased 7% in Asia/Rest of World. Earnings before taxes amounted to $1.071 billion, compared with $949.4 million in the prior year.

Non-GAAP Results
Adjusted EPS was $39.65, an increase of 17% over the prior-year amount of $34.01.

Compared with the prior year, total sales in local currency increased 11% as currency reduced sales growth by 6%. By region, local currency sales increased 12% in the Americas, 6% in Europe and 13% in Asia/Rest of World. Adjusted Operating Profit amounted to $1.192 billion, a 13% increase from the prior-year amount of $1.058 billion.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Outlook

The Company stated that forecasting remains challenging. Management cautions that market conditions are dynamic and changes to the business environment can occur quickly. There is uncertainty in the economic environment today, including the risk of recession in some countries, and management acknowledges that market conditions are subject to change. Based on today's assessment of market conditions, management anticipates local currency sales growth for the first quarter of 2023 will be approximately 6%, and Adjusted EPS is forecast to be $8.55 to $8.65, a growth rate of 9% to 10%. Included in the first quarter guidance is an estimated 6% headwind to Adjusted EPS growth due to adverse currency.

For the full year, management anticipates local currency sales growth in 2023 will be approximately 5%, and Adjusted EPS is forecast to be in the range $43.55 to $43.95, representing growth of approximately 10% to 11%. This compares with previous local currency sales growth guidance of approximately 5% and Adjusted EPS guidance of $42.00 to $42.40. Included in the 2023 guidance is an estimated 1% headwind to Adjusted EPS growth due to adverse currency.

While the Company has provided an outlook for local currency sales growth and Adjusted EPS, it has not provided an outlook for reported sales growth or EPS as it would require an estimate of currency exchange fluctuations and non-recurring items, which are not yet known.

Conclusion

Kaltenbach concluded, “I am very proud of the agility and execution our team demonstrated in 2022 as we faced unexpected challenges like the war in Ukraine, lockdowns in China, and significant supply chain and inflationary pressures. As we look ahead to this year, we expect continued uncertainty regarding the global economy and face challenging multi-year sales growth comparisons. I am confident that the diligent execution of our growth and productivity initiatives will again position us very well to gain market share and deliver solid financial results.”

Other Matters
The Company will host a conference call to discuss its quarterly results tomorrow (Friday, February 10) at 8:30 a.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control and manufacturing processes for customers in a wide range of industries including life sciences, food and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. You should not rely on forward-looking statements to predict our actual results. Our actual results or performance may be materially different than reflected in forward-looking statements because of various risks and uncertainties, including statements about expected revenue growth and long-term impacts of the COVID-19 pandemic and ongoing developments in Ukraine. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue.” We make forward-looking statements about future events or our future financial performance, including earnings and sales growth, earnings per share, strategic plans and contingency plans, growth opportunities or economic downturns, our ability to respond to changes in market conditions, customer demand, our competitive position, pricing, our supply chain, adequacy of our facilities, access to and the costs of raw materials, shipping and supplier costs, gross margins, planned research and development efforts and product introductions, capital expenditures, cash flow, tax-related matters, the impact of foreign currencies, compliance with laws, effects of acquisitions and the impact of the COVID-19 pandemic and ongoing developments in Ukraine on our businesses. Our forward-looking statements may not be accurate or complete, and we do not intend to update or revise them in light of actual results. New risks also periodically arise. Please consider the risks and factors that could cause our results to differ materially from what is described in our forward-looking statements, including the uncertain duration and severity of the COVID-19 pandemic and ongoing developments in Ukraine. See in particular “Factors Affecting Our Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021 and other reports filed with the SEC from time to time.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	December 31, 2022		% of sales	December 31, 2021	% of sales

Net sales	$1,057,685	(a)	100.0	$1,037,239	100.0
Cost of sales	425,545		40.2	430,106	41.5
Gross profit	632,140		59.8	607,133	58.5

Research and development	45,942		4.3	45,615	4.4
Selling, general and administrative	227,586		21.5	242,445	23.4
Amortization	16,542		1.6	16,934	1.6
Interest expense	16,805		1.6	11,541	1.1
Restructuring charges	1,753		0.2	2,520	0.2
Other charges (income), net	(1,502)		(0.1)	2,102	0.2
Earnings before taxes	325,014		30.7	285,976	27.6

Provision for taxes	59,180		5.6	55,105	5.3
Net earnings	$265,834		25.1	$230,871	22.3

Basic earnings per common share:
Net earnings	$11.97			$10.08
Weighted average number of common shares	22,209,188			22,912,071

Diluted earnings per common share:
Net earnings	$11.86			$9.94
Weighted average number of common and common equivalent shares	22,407,796			23,220,331

Note:
(a)	Local currency sales increased 9% as compared to the same period in 2021.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Three months ended			Three months ended
	December 31, 2022		% of sales	December 31, 2021	% of sales

Earnings before taxes	$325,014			$285,976
Amortization	16,542			16,934
Interest expense	16,805			11,541
Restructuring charges	1,753			2,520
Other charges (income), net	(1,502)			2,102
Adjusted operating profit	$358,612	(b)	33.9	$319,073	30.8

Note:
(b)	Adjusted operating profit increased 12% as compared to the same period in 2021.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Twelve months ended			Twelve months ended
	December 31, 2022		% of sales	December 31, 2021	% of sales

Net sales	$3,919,709	(a)	100.0	$3,717,930	100.0
Cost of sales	1,611,667		41.1	1,546,377	41.6
Gross profit	2,308,042		58.9	2,171,553	58.4

Research and development	177,122		4.5	169,766	4.6
Selling, general and administrative	938,461		23.9	943,976	25.4
Amortization	66,239		1.7	63,075	1.7
Interest expense	55,392		1.4	43,242	1.2
Restructuring charges	9,556		0.2	5,239	0.1
Other charges (income), net	(9,320)		(0.1)	(3,106)	(0.1)
Earnings before taxes	1,070,592		27.3	949,361	25.5

Provision for taxes	198,090		5.0	180,376	4.8
Net earnings	$872,502		22.3	$768,985	20.7

Basic earnings per common share:
Net earnings	$38.79			$33.25
Weighted average number of common shares	22,491,790			23,129,862

Diluted earnings per common share:
Net earnings	$38.41			$32.78
Weighted average number of common and common equivalent shares	22,718,290			23,457,630

Note:
(a)	Local currency sales increased 11% as compared to the same period in 2021.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Twelve months ended			Twelve months ended
	December 31, 2022		% of sales	December 31, 2021	% of sales

Earnings before taxes	$1,070,592			$949,361
Amortization	66,239			63,075
Interest expense	55,392			43,242
Restructuring charges	9,556			5,239
Other charges (income), net	(9,320)			(3,106)
Adjusted operating profit	$1,192,459	(b)	30.4	$1,057,811	28.5

Note:
(b)	Adjusted operating profit increased 13% as compared to the same period in 2021.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	December 31, 2022	December 31, 2021

Cash and cash equivalents	$95,966	$98,564
Accounts receivable, net	709,321	647,335
Inventories	441,694	414,543
Other current assets and prepaid expenses	128,108	108,916
Total current assets	1,375,089	1,269,358

Property, plant and equipment, net	778,600	799,365
Goodwill and other intangible assets, net	966,224	956,072
Other non-current assets	372,482	302,003
Total assets	$3,492,395	$3,326,798

Short-term borrowings and maturities of long-term debt	$106,054	$101,134
Trade accounts payable	252,538	272,911
Accrued and other current liabilities	789,139	772,493
Total current liabilities	1,147,731	1,146,538

Long-term debt	1,908,480	1,580,808
Other non-current liabilities	411,391	428,031
Total liabilities	3,467,602	3,155,377

Shareholders’ equity	24,793	171,421
Total liabilities and shareholders’ equity	$3,492,395	$3,326,798

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2022	2021	2022	2021
Cash flow from operating activities:
Net earnings	$265,834	$230,871	$872,502	$768,985
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	11,783	11,542	46,784	44,982
Amortization	16,542	16,934	66,239	63,075
Deferred tax benefit	31,398	6,635	26,517	563
Share-based compensation	5,730	5,702	19,661	19,595
Increase in acquisition contingent consideration	—	6,849	—	6,849
Other	—	381	—	381
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	(27,644)	(37,808)	(172,636)	4,395
Net cash provided by operating activities	303,643	241,106	859,067	908,825
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	163	253	399	3,652
Purchase of property, plant and equipment	(32,028)	(37,784)	(121,241)	(107,580)
Proceeds from government funding (a)	1,000	—	29,670	—
Acquisitions	(12,363)	(27,475)	(37,951)	(220,862)
Other investing activities	(6,809)	2,123	(10,272)	10,682
Net cash used in investing activities	(50,037)	(62,883)	(139,395)	(314,108)
Cash flows from financing activities:
Proceeds from borrowings	786,195	789,198	2,307,256	2,427,519
Repayments of borrowings	(810,354)	(786,369)	(1,947,398)	(2,035,546)
Proceeds from exercise of stock options	13,756	5,549	33,216	20,463
Repurchases of common stock	(274,999)	(272,500)	(1,099,998)	(999,998)
Acquisition contingent consideration payment	—	—	(7,912)	—
Other financing activities	(31)	(123)	(1,203)	(2,987)
Net cash used in financing activities	(285,433)	(264,245)	(716,039)	(590,549)

Effect of exchange rate changes on cash and cash equivalents	5,657	914	(6,231)	142

Net increase (decrease) in cash and cash equivalents	(26,170)	(85,108)	(2,598)	4,310
Cash and cash equivalents:
Beginning of period	122,136	183,672	98,564	94,254
End of period	$95,966	$98,564	$95,966	$98,564

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
Net cash provided by operating activities	$303,643	$241,106	$859,067	$908,825
Payments in respect of restructuring activities	1,449	2,607	7,965	10,029
Proceeds from sale of property, plant and equipment	164	253	399	3,652
Purchase of property, plant and equipment, net (a)	(32,474)	(37,784)	(93,131)	(107,580)
Acquisition payments (b)	72	462	2,678	2,706
Transition tax payment	—	0	4,289	4,288
Adjusted free cash flow	$272,854	$206,644	$781,267	$821,920
Notes:
(a) In September 2021, the Company entered into an agreement with the U.S. Department of Defense to increase the domestic production capacity of pipette tips and enhance manufacturing automation and logistics. The Company will receive total funding of $35.8 million which will offset capital expenditures. For the three and twelve months ended December 31, 2022, funding proceeds of $1.0 million and $29.7 million, respectively, and related purchases of property, plant and equipment of $1.8 million and $28.1 million, respectively, are excluded from Adjusted free cash flow for the respective periods.
(b) Includes $2.1 million of the PendoTECH contingent consideration payment that was reported in net cash provided by operating activities as required by U.S. GAAP for the twelve months ended December 31, 2022.

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended December 31, 2022			(3%)		8%	(1%)		2%
Twelve Months Ended December 31, 2022			(5%)		11%	7%		5%

Local Currency Sales Growth
Three Months Ended December 31, 2022			9%		8%	9%		9%
Twelve Months Ended December 31, 2022			6%		12%	13%		11%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three Months Ended					Twelve months ended
	December 31,					December 31,
	2022		2021		% Growth	2022		2021		% Growth

EPS as reported, diluted	$11.86		$9.94		19%	$38.41		$32.78		17%

Purchased intangible amortization, net of tax	0.21	(a)	0.21	(a)		0.87	(a)	0.70	(a)
Restructuring charges, net of tax	0.06	(b)	0.09	(b)		0.34	(b)	0.18	(b)
Acquisition costs, net of tax	0.01	(c)	0.26	(c)		0.03	(c)	0.35	(c)
Income tax expense	(0.04)	(d)	0.03	(d)		—		—

Adjusted EPS, diluted	$12.10		$10.53		15%	$39.65		$34.01		17%

Notes:
(a)	Represents the EPS impact of purchased intangibles amortization of $6.1 million ($4.7 million net of tax) and $6.3 million ($4.8 million net of tax) for the three months ended December 31, 2022 and 2021, and of $25.5 million ($19.8 million net of tax) and $21.6 million ($16.3 million after tax) for the twelve months ended December 31, 2022 and 2021, respectively.

(b)	Represents the EPS impact of restructuring charges of $1.8 million ($1.4 million after tax) and $2.5 million ($2.0 million after tax) for the three months ended December 31, 2022 and 2021, and of $9.6 million ($7.8 million after tax) and $5.2 million ($4.2 million after tax) for the twelve months ended December 31, 2022 and 2021, respectively, which primarily include employee related costs.
(c)	Represents the EPS impact of a $6.8 million charge ($5.5 million after tax) to increase the PendoTECH acquisition contingent consideration and related obligations for the three and twelve months ended December 31, 2021. Also includes acquisition transaction costs of $0.2 million ($0.2 million after tax) and $0.6 million ($0.4 million after tax) for the three months ended December 31, 2022 and 2021, respectively, and of $0.9 million ($0.7 million after tax) and $3.4 million ($2.7 million after tax) for the twelve months ended December 31, 2022 and 2021, respectively.

(d)	Represents the EPS impact of the difference between our reported and annual tax rate before non-recurring discrete items due to the timing of excess tax benefits associated with stock option exercises. Also includes a $0.16 EPS benefit for the three months ended December 31, 2022 for the reduction in our annualized effective tax rate to 18.5% for the first three quarters of 2022, and a $0.14 EPS benefit for the three months ended December 31, 2021 for the reduction in our annualized effective tax rate to 19.0% for the first three quarters of 2021.